UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12 Summit Midstream Corporation (Name of Registrant as Specified in Its Charter) _________________________________________________________________ (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Summit Midstream Corporation 910 Louisiana Street, Suite 4200 Houston, TX 77002 Summit Midstream Corporation Correction to Access Link for Virtual Shareholder Meeting Houston, Texas (November 29, 2024) – Summit Midstream Corporation (NYSE: SMC) (“Summit”, “SMC” or the “Company”) provides a correction to access link for Virtual Shareholder Meeting. Correction to Access Link for Virtual Shareholder Meeting: The special meeting of stockholders of Summit Midstream Corporation (the “Company”) to be held virtually, conducted via live audio webcast on November 29, 2024, at 2:00 PM, Central Time (the “Special Meeting”) is accessible online by visiting https://web.lumiconnect.com/217371229 (password: summit2024). You will also be able to vote your shares electronically at the Special Meeting. About Summit Midstream Corporation SMC is a value-driven corporation focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in the core producing areas of unconventional resource basins, primarily shale formations, in the continental United States. SMC provides natural gas, crude oil and produced water gathering, processing and transportation services pursuant to primarily long-term, fee- based agreements with customers and counterparties in four unconventional resource basins: (i) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (ii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iii) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (iv) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMC has an equity method investment in Double E Pipeline, LLC, which provides interstate natural gas transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMC is headquartered in Houston, Texas. Forward-Looking Statements This press release includes certain statements concerning expectations for the future that are forward- looking within the meaning of the federal securities laws. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” In addition, any statement concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies and possible actions taken by SMC or its subsidiaries are also forward-looking statements. Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management's control) that may cause SMC's actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMC is contained in SMC’s Registration Statement on Form S-4 (Registration No. 333-279903), as declared effective on June 14, 2024. Any forward-looking statements in this press release are made as of the date of this press release and SMC undertakes no obligation to update or revise any forward-looking statements to reflect new information or events. Contact: 832-413-4770, ir@summitmidstream.com SOURCE: Summit Midstream Corporation